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             HARBOR FEDERAL BANCORP, INC.
        MANAGEMENT RECOGNITION PLAN, AS AMENDED


                       ARTICLE I

               ESTABLISHMENT OF THE PLAN

     1.01 The Company hereby establishes this Plan upon the terms and conditions hereinafter stated.

     1.02 Through acceptance of their appointment to the Committee, each member of the Committee hereby accepts his or her appointment hereunder upon the terms and conditions hereinafter stated.


                      ARTICLE II

                  PURPOSE OF THE PLAN

     2.01 The purpose of the Plan is to reward and retain personnel of experience and ability in key positions of responsibility by providing Employees and Directors of the Company, the Bank and their Subsidiaries with a proprietary interest in the Company, and as compensation for their past contributions to the Bank, and as an incentive to make such contributions in the future.


                      ARTICLE III

                      DEFINITIONS

     The following words and phrases when used in this Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

     3.01  "Bank" means Harbor Federal Savings Bank.

     3.02 "Beneficiary" means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant's surviving spouse, if any or if none, his estate.

     3.03  "Board" means the Board of Directors of the Company.

     3.04  "Committee" means the Management Recognition Plan
Committee appointed by the Board pursuant to Article IV hereof.

     3.05  "Common Stock" means shares of the common stock, $.01 par value per share, of the Company.
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     3.06 "Company" means Harbor Federal Bancorp, Inc.

     3.07 "Date of Conversion" means the date of the conversion of the Bank from mutual to stock form.

     3.08 "Director" means a member of the Board.

     3.09 "Effective Date" means the date on which the Plan first becomes effective, as determined under Section 8.07 hereof.

     3.10 "Employee" means any person who is employed by the Company, the Bank, or a Subsidiary of the Company or of the Bank.

     3.11 "Non-Employee Director" shall have the meaning provided in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     3.12 "Participant" means an Employee or Director who receives a Plan Share Award under the Plan.

     3.13   "Plan" means the Harbor Federal Savings Bank
Management Recognition Plan.

     3.14 "Plan Shares" means shares of Common Stock held in the Trust which are awarded or issuable to a Participant pursuant to the Plan.

     3.15 "Plan Share Award" means a right granted under this Plan to receive Plan Shares.

     3.16   "Plan Share Reserve" means the shares of Common
Stock held by the Trustee pursuant to Section 5.03.

     3.17 "Subsidiary" or "Subsidiaries" means any "subsidiary corporation" of the Company or of the Bank, as the term
"subsidiary" is defined in Section 424(f) of the Internal
Revenue Code of 1986, as amended.

     3.18 "Trust" and "Trust Agreement" mean that agreement entered into pursuant to the terms hereof between the Company and the Trustee, and "Trust" means the trust created thereunder.

     3.19 "Trustee" means that person(s) or entity appointed by the Board pursuant to the Trust Agreement to hold legal title to the Plan assets for the purposes set forth herein.

                      ARTICLE IV

              ADMINISTRATION OF THE PLAN

     4.01 ROLE AND POWERS OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee, which shall consist of not less than two members of the Board who are Non-Employee Directors. In the absence at any time of a duly appointed Committee, the Plan shall be administered by those members
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of the Board who are Non-Employee Directors, and by the Board if
there are less than two Non-Employee Directors.

     The Committee shall have all of the powers allocated to it in this and other Sections of the Plan. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (1) to make Plan Share Awards to such Employees as the Committee may select, (2) to determine the form and content of Plan Share Awards to be issued under the Plan, (3) to interpret the Plan, (4) to prescribe, amend and rescind rules and regulations relating to the Plan, and (5) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. Subject to Section 4.02, the interpretation and construction by the Committee of any provisions of the Plan or of any Plan Share Award granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members, and shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year.
The Committee may recommend to the Board one or more persons or entity to act as Trustee(s) in accordance with the provisions of this Plan and the Trust.

     4.02 ROLE OF THE BOARD. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board. The Board may in its discretion from time to time remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in this and other Sections of the Plan, may take any action under or with respect to the Plan which the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan, provided, however, that the Board may not revoke any Plan Share Award already made or impair a participant's vested rights under a Plan Share Award, except as provided in
Section 7.01(b) herein. Members of the Board who are eligible for or who have been granted Plan Share Awards (other than pursuant to Section 6.04) may not vote on any matters affecting the administration of the Plan or the grant of Plan Shares or Plan Share Awards (although such members may be counted in determining the existence of a quorum at any meeting of the Board during which actions with regard thereto are taken).

     4.03 LIMITATION ON LIABILITY. No member of the Board or the Committee or the Trustee(s) shall be liable for any determination made in good faith with respect to the Plan or any Plan Shares or Plan Share Awards granted under it. If a member of the Board or the Committee or any Trustee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Company shall indemnify such member against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and its Subsidiaries and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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                       ARTICLE V

           CONTRIBUTIONS; PLAN SHARE RESERVE

     5.01 AMOUNT AND TIMING OF CONTRIBUTIONS. The Board shall determine the amounts (or the method of computing the amounts) to be contributed by the Company to the Trust. Such amounts shall be paid to the Trustee at the time of contribution. No contributions to the Trust by Employees shall be permitted.

     5.02  INVESTMENT OF TRUST ASSETS.  The Trustee shall invest
Trust assets only in accordance with the Trust Agreement;
provided that the Trust shall not purchase more than four (4%) percent of the number of shares of Common Stock issued on the Date of Conversion.

     5.03 EFFECT OF ALLOCATIONS, RETURNS AND FORFEITURES UPON PLAN SHARE RESERVES. Upon the allocation of Plan Share Awards under Section 6.02, the Plan Share Reserve shall be reduced by the number of Shares subject to the Awards so allocated or returned. Any Shares subject or attributable to an Award which may not be earned because of a forfeiture by the Participant pursuant to Section 7.01 shall be added to the Plan Share Reserve.


                      ARTICLE VI

               ELIGIBILITY; ALLOCATIONS

     6.01 ELIGIBILITY. Only Employees shall be eligible to receive Plan Share Awards. However, non-Employee Directors shall receive Plan Share Awards pursuant to Section 6.04, and the Employees designated in Section 6.05 shall receive the Plan Share Awards specified therein.

     6.02 ALLOCATIONS. The Committee will determine which of the Employees referenced in Section 6.01 above will be granted Plan Share Awards, and the number of Shares covered by each Plan Share Award provided that in no event shall any Awards be made which will violate the Charter, Bylaws or Plan of Conversion of the Bank or its Subsidiaries or any applicable federal or state law or regulation. In the event Plan Shares are forfeited for any reason or additional shares of Common Stock are purchased by the Trustee, the Committee may, from time to time, determine which of the Employees referenced in Section 6.01 above will be granted additional Plan Share Awards to be awarded from the forfeited or acquired Plan Shares. In selecting those Employees to whom Plan Share Awards will be granted and the number of shares covered by such Awards, the Committee shall consider the position, duties and responsibilities of the eligible Employees, the value of their services to the Company and its Subsidiaries, and any other factors the Committee may deem relevant.

     6.03 FORM OF ALLOCATION. As promptly as practicable after a determination is made pursuant to Section 6.02 that a Plan Share Award is to be made, the Committee shall notify the Participant in writing of the grant of the Award, the number of Plan Shares covered by the Award, and the terms upon which the Plan Shares subject to the Award may be earned. The date on which the Committee so notifies the Participant shall be considered the date of grant of the Plan Share

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Awards.  The Committee shall maintain records as to all grants of Plan Share Awards under the Plan.

     6.04 AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS. Notwithstanding any other provisions of this Plan, each Director who is not an Employee but is a Director on the Effective Date shall receive, on said date, a Plan Share Award for a number of Shares equal to four percent (4%) of the number of Plan Shares purchased on the Effective Date. Each Director who joins the Board after the Effective Date shall receive, on said date, a Plan Share Award as to two percent (2%) of the number of Plan Shares purchased on the Effective Date (or such lesser number as are available hereunder for Plan Share Awards). Plan Share Awards received under the provisions of this Section shall become vested and nonforfeitable according to the general rules set forth in subsections (a), (b), and (c) of Section 7.01, and the Committee shall have no discretion to alter or accelerate said vesting requirements. Unless otherwise inapplicable or inconsistent with the provisions of this Section, the Plan Share Awards to be granted to hereunder shall be subject to all other provisions of this Plan; provided that the Committee shall approve a Director's request made pursuant to Section 7.03 (b).

     6.05 AUTOMATIC GRANTS TO EMPLOYEES. On the Effective Date, each of the following individuals shall receive a Plan Share Award as to the number of Plan Shares listed below, provided that such award shall not be made to an individual who is not an Employee on the Effective Date:

                                   Percentage of Plan Shares
          Optionee              Purchased on the Effective Date
          --------              -------------------------------
          Robert A. Williams              25.00%
          Norbert J. Luken                13.33%
          Lawrence W. Williams            13.33%
          Glenda L. Neubert               13.33%

     Plan Share Awards received under the provisions of this Section shall become vested and nonforfeitable according to the general rules set forth in subsections (a), (b), and (c) of
Section 7.01, and the Committee shall have no discretion to alter said vesting requirements. Unless otherwise inapplicable or inconsistent with the provisions of this Section, the Plan Share Awards to be granted to hereunder shall be subject to all other provisions of this Plan; provided that the Committee shall approve a Employee's request made pursuant to Section 7.03
(b).

     6.06 ALLOCATIONS NOT REQUIRED. Notwithstanding anything to the contrary in Sections 6.01 and 6.02, but subject to Sections 6.04 and 6.05, no Employee or Director shall have any right or entitlement to receive a Plan Share Award hereunder, such Awards being at the total discretion of the Committee, nor shall any Employees or Directors as a group have such a right. The Committee may, with the approval of the Board (or, if so directed by the Board) return all Common Stock in the Plan Share Reserve to the Company at any time, and cease issuing Plan Share Awards.

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                      ARTICLE VII

   EARNINGS AND DISTRIBUTION OF PLAN SHARES; VOTING RIGHTS

7.01  EARNING PLAN SHARES; FORFEITURES.

     (a) GENERAL RULES. Twenty percent (20%) of the Plan Shares subject to a Plan Share Award shall be earned and become non-forfeitable by a Participant upon his completion of each of five Years of Service. For purposes of this paragraph, with respect to each Plan Share Award, "Year of Service" means a full twelve-month period, measured from the date of a Plan Share Award and each annual anniversary of that date, during which the Participant has continuously been an Employee or Director of the Company or a Subsidiary.

     (b) EXCEPTION FOR TERMINATIONS DUE TO DEATH OR DISABILITY. Notwithstanding the general rule contained in Section 7.01(a) above, all Plan Shares subject to a Plan Share Award held by a Participant whose service with the Company or a Subsidiary terminates due to death or disability (as determined by the Committee), shall be deemed earned as of the Participant's last day of service with the Company or Subsidiary and shall be distributed as soon as practicable thereafter.

     (c) EXCEPTION FOR A CHANGE IN CONTROL. Notwithstanding the general rule contained in Section 7.01(a) above, all Plan Shares subject to a Plan Share Award held by a Participant shall be deemed to be immediately 100% earned and non-forfeitable in the event of a "change in control" of the Company or of the Bank and shall be distributed as soon as practicable thereafter. For purposes of this paragraph, "change in control" shall mean any one of the following events: (1) the ownership, holding or power to vote more than 25% of the Bank's or Company's voting stock,
(2) the control of the election of a majority of the Bank's or Company's directors, (3) the exercise of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a group within the meaning of
Section 13(d) of the Securities Exchange Act of 1934 (except in the case of (1), (2) and (3) hereof, ownership or control of the Bank or its directors by the Company itself shall not constitute a "change in control"), or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company or the Bank (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of such Boards was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding.

     7.02 ACCRUAL OF DIVIDENDS. Whenever Plan Shares are paid to a Participant or Beneficiary under Section 7.03, such Participant or Beneficiary shall also be entitled to receive, with respect to each Plan Share paid an amount equal to any cash dividends and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of Common Stock between the date the relevant Plan Share Award was initially granted to such Participant and the date the Plan Shares are being distributed. There shall also be distributed

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an appropriate amount of net earnings, if any, of the Trust with respect to any cash dividends so paid out.

     7.03  DISTRIBUTION OF PLAN SHARES.

     (a) TIMING OF DISTRIBUTIONS: GENERAL RULE. Except as provided in Subsections (b), (d) and (e) below, the Trustee shall distribute Plan Shares and accumulated cash from dividends and interest to the Participant or his Beneficiary, as the case may be, as soon as practicable after they have been earned. No fractional shares shall be distributed.

     (b) FORM OF DISTRIBUTION. At any time on or after the date on which a Participant receives a Plan Share Award, the Participant may file a written request with the Committee to have such Plan Share Award paid as soon as practicable in the form of a transfer to the Participant of Common Stock subject to the forfeiture provisions applicable under the Participant's Plan Share Award. In such event, the Committee may, in its sole and absolute discretion, transfer to the Participant Common Stock certificates in the name of the Participant, whereupon the Participant shall become a stockholder of the Company with respect to such Common Stock and shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares. Said Common Stock shall be subject to the forfeiture provisions applicable under the Participant's Plan Share Award, and the certificates for such Common Stock shall bear the following legend reflecting that the shares represented thereby are subject to restrictions against transfer and to forfeiture in accordance with the Plan and the Participant's Plan Share
Award:

          "The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the Harbor Federal
     Bancorp, Inc. Management Recognition Plan, and a
     Plan Share Award made thereunder by the Harbor
     Federal Bancorp, Inc. Management Recognition Plan
     Committee.  Copies of such Plan and Plan Share
     Award are on file in the offices of the Secretary of Harbor Federal Bancorp, Inc., 705 York Road,
     Baltimore, Maryland 21204-2562.

     As the Participant earns the Restricted Stock subject to the Plan Share Award, the Participant (or, in the event of the Participant's death, the legal representative of his estate, or if the personal representative of the Participant's estate shall have assigned the estate's interest in the Restricted Stock, to the person or persons to whom his rights under such Common Stock shall have passed by assignment pursuant to his will or to the laws of descent and distribution) may surrender the Common Stock certificates bearing the foregoing legend, whereupon the Company shall cause such certificates to be reissued without the legend. If a Participant who has received Restricted Stock hereunder forfeits any or all of such Restricted Stock, the Participant shall, within 30 days after terminating employment, pay the Company an amount equal to the dividends attributable to the forfeited Restricted Stock. To the extent not inconsistent herewith, Restricted Stock distributed hereunder will be subject to the terms and conditions applicable to the Plan Share Award underlying the Restricted Stock.

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     (c)  FORM OF DISTRIBUTION.  The Trustee shall distribute
all Plan Shares, together with any shares representing stock dividends, in the form of Common Stock. One share of Common Stock shall be given for each Plan Share earned. Payments representing cash dividends (and earnings thereon) shall be made in cash.

     (d) WITHHOLDING. The Trustee shall withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is not sufficient, the Trustee shall require the Participant or Beneficiary to pay to the Trustee the amount required to be withheld as a condition of delivering the Plan Shares. The Trustee shall pay over to the Company or Subsidiary which employs or employed such Participant any such amount withheld from or paid by the Participant or Beneficiary.

     (e)  TIMING: EXCEPTION FOR 10% SHAREHOLDERS.
Notwithstanding Subsections (a) and (b) above, no Plan Shares may be distributed prior to the date which is five (5) years from the Date of Conversion to the extent the Participant or Beneficiary, as the case may be, would after receipt of such Shares own in excess of ten percent (10%) of the issued and outstanding shares of Common Stock unless such action is approved in advance by a majority vote of disinterested directors of the Board. To the extent this limitation would delay the date on which a Participant receives Plan Shares, the Participant may elect to receive from the Trust, in lieu of such Plan Shares, the cash equivalent thereof. Any Plan Shares remaining undistributed solely by reason of the operation of this Subsection (d) shall be distributed to the Participant or his Beneficiary on the date which is five years from the Date of Conversion.

     (f) REGULATORY EXCEPTIONS. No Plan Shares shall be distributed (except in accordance with Section 7.03(b)), unless and until all of the requirements of all applicable law and regulation shall have been fully complied with, including the receipt of approval of the Plan by the stockholders of the Company by such vote, if any, as may be required by applicable law and regulations.

     7.04 VOTING OF PLAN SHARES. All shares of Common Stock held by the Trust (whether or not subject to a Plan Share Award) shall be voted by the Trustee in the same proportion as the trustee of the Company's Employee Stock Ownership Plan votes Common Stock held in the trust associated therewith.

     7.05. DEFERRAL ELECTIONS BY PARTICIPANTS. The Participant may at any time irrevocably elect, on the form attached hereto as Exhibit "A" (the "Election Form"), to defer the receipt of all or a percentage of the Plan Shares that would otherwise be transferred to the Participant upon a future vesting of such award (the "Deferred Shares"). The MRP Committee shall establish and maintain an individual account in the name of each Participant who files an Election Form for the purpose of tracking deferred earnings attributable to cash dividends paid on Deferred Shares (the "Cash Account"). On the last day of each fiscal year of the Company, the Committee shall credit to the Participant's Cash Account earnings on the balance of the Cash Account at a rate equal to the yield on Common Stock, as determined from time to time by the MRP Committee in its sole discretion.

     The Deferred Shares, together with any cash or stock dividends attributable thereto (the "Deferred Earnings"), will be distributed to the Participant in

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accordance with the deferral schedule (the "Deferral Schedule")
selected by the Participant in his or her Election Form. The Trustees shall hold each Participant's Deferred Shares and Deferred Earnings in the Trust until distribution is required pursuant to the election set forth in the Participant's Election Form.


     The Trustee shall distribute a Participant's Deferred Shares and Deferred Earnings in accordance with the Participant's Election Form, unless the Participant terminates service for a reason other than the Participant's (i) death,
(ii) disability, or (iii) normal retirement after age 70.
Within 90 days after receiving notice of a Participant's death, the Trustee shall distribute any balance of the Participant's Deferred Shares and Deferred Earnings to the Participant's designated beneficiary, if living, or if such designated beneficiary is deceased or the Participant failed to designate a beneficiary, to the Participant's estate. Notwithstanding the preceding, at any time prior to his or her death, a Participant may elect to have the balance of his or her Deferred Shares and Deferred Earnings distributed to his or her beneficiary or estate over a period of time designated by the Participant. If, on the other hand, a Participant's terminates service for a reason other than the Participant's death, disability, or normal retirement, the Participant's Deferred Shares and Deferred Earnings shall be distributed to the Participant in a lump sum occurring as soon as reasonably practicable.

     Notwithstanding any other provision of the Plan or a Participant's Election Form, in the event the Participant suffers an unforeseeable emergency hardship within the contemplation of this paragraph, the Participant may apply to the Committee for a distribution of all or a portion of his Deferred Shares and Deferred Earnings prior to the basis for any such distribution. The hardship must result from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, casualty loss of property, or other similar conditions beyond the control of the Participant. Examples of purposes which are not considered hardships include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the hardship could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant's financial hardship. The determination of whether a Participant has a qualifying hardship and the amount which qualifies for distribution, if any, shall be made by the Committee in its sole discretion. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

     No Participant may assign his or her claim to Deferred Shares and Deferred Earnings during his or her lifetime, except in accordance with Section 8.03 of the MRP. Any deferral election made hereunder shall be irrevocable. A Participant's right to Deferred Shares and Deferred Earnings shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or his or her beneficiary to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor his or her beneficiary shall have any claim against or rights in any specific assets or other fund of the Company, and any assets in the Trust shall be deemed general assets of the Company.

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     All distributions made by the Company and/or the Trustees
pursuant to elections made hereunder shall be subject to applicable federal, state, and local tax withholding and to such other deductions as shall at the time of such payment be required under any income tax or other law, whether of the United States or any other jurisdiction, and, in the case of payments to a beneficiary, the delivery to the Committee and/or Trustees of all necessary waivers, qualifications and other documentation.


                     ARTICLE VIII

                     MISCELLANEOUS

     8.01  ADJUSTMENTS FOR CAPITAL CHANGES.

     (a) RECAPITALIZATIONS; STOCK SPLITS, ETC. The number and kind of shares which may be purchased under the Plan, and the number and kind of shares subject to outstanding Plan Share Awards, shall be proportionately adjusted for any increase, decrease, change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

     (b)  TRANSACTIONS IN WHICH THE COMPANY IS NOT THE
SURVIVING ENTITY. Subject to Section 7.01(c) hereof, in the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Plan Share Awards shall be surrendered. With respect to each Plan Share Award so surrendered, the Committee shall in its sole and absolute discretion determine whether the holder of the surrendered Plan Share Award shall receive --

     (1) for each share of Common Stock then subject to an outstanding Plan Share Award, the number and kind of shares into which each outstanding share of Common Stock (other than shares held by dissenting stockholders) is changed or exchanged;
     or

     (2) a cash payment from the Bank or the successor corporation, in an amount equal to the fair market value (as determined by the Committee in its sole and absolute discretion) of the Common Stock subject to the Plan Share Award on the date of the Transaction.

     (c) CONDITIONS AND RESTRICTIONS ON NEW, ADDITIONAL, OR DIFFERENT SHARES OR SECURITIES. If, by reason of any adjustment made pursuant to this Section, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares pursuant to the Plan Share Award before the adjustment was made. In addition, the Committee shall have the discretionary authority to impose on the Shares subject to Plan Share Awards such restrictions as the

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Committee may deem appropriate or desirable, including but not limited to a right of first refusal, or repurchase option, or both of these restrictions.

     (d) OTHER ISSUANCES. Except as expressly provided in this Section, the issuance by the Company or a Subsidiary of shares of stock of any class, or of securities convertible into shares of Common Stock or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number or class of shares of Common Stock then subject to Plan Share Awards or reserved for issuance under the Plan.

     8.02 AMENDMENT AND TERMINATION OF PLAN. The Board may, by resolution, at any time amend or terminate the Plan. The power to amend or terminate the Plan shall include the power to direct the Trustee to return to the Bank all or any part of the assets of the Trust, including shares of Common Stock held in the Plan Share Reserve. However, the termination of the Trust shall not affect a Participant's right to earn Plan Share Awards and to the distribution of Common Stock relating thereto, including earnings thereon, in accordance with the terms of this Plan and the grant by the Committee or the Board.

     8.03 NONTRANSFERABILITY. Plan Share Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Plan Share Awards may transfer such Awards to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Plan Share Awards so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the Awards pursuant to this Section 8.03. Plan Share Awards which are transferred pursuant to this Section 8.03 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

     8.04 NO EMPLOYMENT OR OTHER RIGHTS. Neither the Plan nor any grant of a Plan Share Award or Plan Shares hereunder nor any action taken by the Trustee, the Committee or the Board in connection with the Plan shall create any right, either express or implied, on the part of any Employee or Director to continue in the service of the Company, the Bank, or a Subsidiary thereof.

     8.05 VOTING AND DIVIDEND RIGHTS. No Participant shall have any voting or dividend rights or other rights of a stockholder in respect of any Plan Shares covered by a Plan Share Award, except as expressly provided in Section 7.02 above, prior to the time said Plan Shares are actually distributed to him.

     8.06 GOVERNING LAW. The Plan and Trust shall be governed and construed under the laws of the State of Maryland to the extent not preempted by Federal law.

     8.07 EFFECTIVE DATE. The Plan shall become effective immediately upon its approval by all regulatory authorities required by applicable law and a favorable vote of stockholders owning at least a majority of the shares present or represented, and entitled to vote, at a meeting duly held in accordance with applicable laws, provided that the Plan shall not be submitted for such approval

before the first annual meeting of the Company's stockholders.
In no event shall Plan Share Awards be made prior to the Effective Date.

     8.08 TERM OF PLAN. This Plan shall remain in effect until the earlier of (1) termination by the Board, or (2) the distribution of all assets of the Trust. Termination of the Plan shall not affect any Plan Share Awards previously granted, and such Awards shall remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited.

     8.09 TAX STATUS OF TRUST. It is intended that the Trust associated with the Plan be treated as a grantor Trust of the Bank under the provisions of Section 671 etseq. of the Internal Revenue Code, as the same may be amended from time to time.


                   TRUST AGREEMENT
        UNDER THE HARBOR FEDERAL BANCORP, INC.
              MANAGEMENT RECOGNITION PLAN


     This Agreement made this 25th day of January, 1994, by and between Harbor Federal Bancorp, Inc. (the "Company") and Joseph
J. Lacy, John N. Riehl, III, and Gideon N. Stieff, Jr. (acting by majority, the "Trustee").


     WHEREAS, the Company maintains the Harbor Federal Bancorp,
Inc. Management Recognition Plan (the "Plan"); and

     WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan ("Participants"); and

     WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's general creditors in the event of Insolvency, as defined in Section 3(a) hereof, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plan;

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

     WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

     NOW, THEREFORE, the parties do hereby establish this Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1.  Establishment of Trust
     ----------------------------------

     (a) The Company hereby deposits, or will shortly hereafter deposit, with the Trustee in trust an amount expected to be sufficient to permit the Trust to purchase four percent (4%) of the shares of common stock ("Common Stock") of Harbor Federal Bancorp, Inc. that are issued in connection with the Company's conversion of Harbor Federal Savings Bank from mutual-to-stock form. Said amount shall become the initial principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

     (b) The Trust shall become irrevocable upon approval of the Plan by the stockholders of Harbor Federal Bancorp, Inc.

     (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither the Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits.

     Section 2.  Payments to Plan Participants and Their
     ---------------------------------------------------
Beneficiaries.
--------------

     (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

     (b) The entitlement of a Participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

     (c) The Company may make payment of benefits directly to Participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.


     Section 3.  Trustee Responsibility Regarding Payments to
     --------------------------------------------------------
Trust Beneficiary When Company Is Insolvent.
--------------------------------------------

     (a) The Trustee shall cease payment of benefits to Participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company becomes subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

     (c) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their beneficiaries.

          (1) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (2) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries, shall liquidate the Trust's investment in Common Stock, and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries as general creditors of the Company with respect to benefits due under the Plan or otherwise.

          (3) The Trustee shall resume the payment of benefits to Participants or their beneficiaries in accordance with
Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     (d) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.


     Section 4.  Payments to the Company.
     -----------------------------------

     Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan Participants and their beneficiaries pursuant to the terms of the Plan.

     Section 5.  Investment Authority.
     ---------------------------------

     (a) The Trustee shall have sole discretion as to the investment of Trust assets, except that to the extent reasonably practicable, the Trustee shall invest all assets of the Trust in Common Stock. Any funds held by the Trust prior to the date of the conversion of the Company from mutual-to-stock form shall be invested by the Trustee in such interest-bearing account or accounts at the Company as the Trustee shall determine to be appropriate. Upon the date of the Company's conversion from mutual-to-stock form, the Trustee shall, pursuant to the exercise during the conversion period of subscription rights in the Company's Common Stock offering conducted as part of the Company's conversion, invest all of the Trust's assets, after providing for any required withholding as needed for tax purposes, exclusively in Common Stock, provided, however that the Trust shall not purchase a number of shares of Common Stock equal to more than four percent (4%) of the shares of Common Stock issued in the Company's mutual-to-stock conversion.

     (b) All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Participants, except that voting rights with respect to Common Stock will be exercised in accordance with the terms of the Plan.

     Section 6. - Disposition of Income.
     -----------------------------------

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     Section 7.  Accounting by Trustee.
     ----------------------------------

     The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 20 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.


     Section 8.  Responsibility of Trustee.
     --------------------------------------

     (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments, except in those cases where the Trustee shall have been found by a court of competent jurisdiction to have acted with gross negligence or willful misconduct. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

     (c) The Trustee may consult with legal counsel with respect to any of its duties or obligations hereunder.

     (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor the Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

     Section 9.  Compensation and Expenses of Trustee.
     -------------------------------------------------

     The Company shall pay all administrative expenses and the Trustee's fees and expenses relating to the Plan and this Trust.
If not so paid, the fees and expenses shall be paid from the Trust.

     Section 10.  Resignation and Removal of Trustee.
     ------------------------------------------------

     The Trustee may resign at any time by written notice to the Company, which resignation shall be effective 30 days after the Company receives such notice


(unless the Company and the Trustee agree otherwise).  The
Trustee may be removed by the Company on 30 days notice or upon shorter notice accepted by the Trustee.

     If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date or resignation or removal under this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust. Upon resignation or removal of the Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

     Section 11.  Appointment of Successor.
     --------------------------------------

     If the Trustee resigns or is removed in accordance with
Section 10 hereof, the Company may appoint any other party as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer.

     A successor trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor trustee shall not be responsible for, and the Company shall indemnify and defend the successor trustee from, any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

     Section 12.  Amendment or Termination.
     --------------------------------------

     (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company, provided that no such amendment shall make the Trust revocable.

     (b) The Trust shall not terminate until the date on which the Participant and his beneficiaries are no longer entitled to benefits pursuant to the terms hereof. Upon termination of the Trust, the Trustee shall return any assets remaining in the Trust to the Company.

     (c) Upon written approval of the Participant (or his beneficiaries if they are then entitled to payment of benefits), the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.


     Section 13.  Miscellaneous.
     --------------------------

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process, except pursuant to the terms of the Plan.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, to the extent not preempted by federal law.

     (d) The Trustee agrees to be bound by the terms of the Plan, as in effect from time to time.

     (e) The Trustee shall act by vote or written consent of a majority of its then duly-appointed members.


     IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Agreement to be executed, and its corporate seal affixed, and the undersigned Trustees have executed this Agreement, this 25th day of January, 1994.


ATTEST:                       HARBOR FEDERAL BANCORP, INC.


/s/ Deborah A. Epps          By: /s/ Robert A. Williams
-------------------------        ----------------------
                                 Its President

ATTEST:


/s/ Deborah A. Epps              /s/ Joseph J. Lacy
-------------------------        ---------------------------
                                 Joseph J. Lacy, Trustee

/s/ Deborah A. Epps              /s/ John N. Riehl, III
-------------------------        ---------------------------
                                 John N. Riehl, III, Trustee

/s/ Deborah A. Epps              /s/ Gideon N. Stieff, Jr.
-------------------------        ---------------------------
                                 Gideon N. Stieff, Jr., Trustee

             HARBOR FEDERAL BANCORP, INC.
             MANAGEMENT RECOGNITION PLAN

          ___________________________________

           1998 AMENDMENT TO TRUST AGREEMENT
          ___________________________________


     WHEREAS, Harbor Federal Bancorp, Inc. (the "Company") maintains the Harbor Federal Bancorp, Inc. Management
Recognition Plan (the "Plan"); and

     WHEREAS, the Company has previously entered into a trust agreement under the Plan ("Trust Agreement") with Messrs. Joseph
J. Lacy, John N. Riehl III, and Gideon N. Stieff, Jr. (acting by majority, the "Trustee"); and

     WHEREAS, the Company's Board of Directors and the Trustee have determined that it is in their respective best interests to amend the Trust Agreement in the manner set forth herein.

     NOW, THEREFORE, effective March 30, 1998, the Trust
Agreement shall be amended as follows,  pursuant  to Section
12  thereof:

     1. Section 2 of the Trust Agreement shall be amended by adding subsection (d) immediately at the end thereof to provide as follows:

          (d) Upon a Change in Control within the meaning of the Plan, the Company shall, as soon as possible but in no event longer than ten business days after the Change in Control, make an irrevocable contribution to this Trust in an amount that is projected to provide the Trust with sufficient funds to pay each Beneficiary the benefits to which he or she is entitled pursuant to the Plan as in effect on the date of the Change in Control.

     2. Section 10 of the Trust Agreement shall be amended by adding the following paragraph immediately at the end thereof:

          Notwithstanding the foregoing, if the Trustee resigns or is removed following a Change in Control, the Trustee that has resigned or is being removed shall appoint as its successor a third party financial institution that has trust powers, is independent of and unrelated to the entity that has acquired or otherwise obtained control of the Company, and is agreed to in writing by 80% of the Trust Beneficiaries.

     3. Nothing contained herein shall be held to alter, vary, or affect any of the terms, provisions, or conditions of the Trust Agreement other than stated above.

     WHEREFORE, the undersigned hereby execute this 1998
Amendment to the Trust Agreement on March 30, 1998.



                             HARBOR FEDERAL BANCORP, INC.
Witnessed by:

/s/ Dana Miller              By: /s/ Robert A. Williams
-------------------------        --------------------------
                                 Its Chairman of the Board

ATTEST:


/s/ Barbara Therres              /s/ Joseph J. Lacy
-------------------------        ---------------------------
                                 Joseph J. Lacy

/s/ Barbara Therres              /s/ John N. Riehl III
-------------------------        ---------------------------
                                 John N. Riehl III

/s/ Barbara Therres              /s/ Gideon N. Stieff, Jr.
-------------------------        ---------------------------
                                 Gideon N. Stieff, Jr.